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                                                                     Exhibit 5.1

                          Ambac Financial Group, Inc.
                             One State Street Plaza
                               New York, NY 10004



                                April 27, 2001



Ambac Financial Group, Inc.
One State Street Plaza
New York, NY 10004


          Re:  Ambac Financial Group, Inc.
               Registration Statement on Form S-3
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Ladies and Gentlemen:

          This opinion is furnished by me as Assistant General Counsel for Ambac Financial Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3, which Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-43695) (collectively, the "Registration Statement") to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement which contains a combined prospectus in accordance with Rule 429 of the General Rules and Regulations promulgated under the Securities Act, as amended (the "Securities Act"), relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $550,000,000: (i) debt securities, which may be secured or unsecured, in one or more series (the "Debt Securities"), which may be issued under the Indenture, dated as of March 15, 2001, between the Company and First Union National Bank, as trustee (the "Indenture" and the trustee thereunder the "Trustee"), filed as an exhibit to the Registration Statement; (ii) shares of preferred stock, $0.01 par value (the "Preferred Stock"), in one or more series; (iii) shares of common stock, $0.01 par value per share, including Series A Junior Participating Preferred Stock Purchase Rights attached thereto ("Common Stock"); and (iv) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common
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Stock, as may be issued upon conversion, exchange or exercise of any Debt
Securities or Preferred Stock, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeter-minate Stock"). The Debt Securities, the Preferred Stock, the Common Stock and the Indeterminate Stock are collectively referred to herein as the "Offered Securities".

          This opinion is delivered in accordance with the requirements of Items 601(b)(5) of Regulation S-K under the Securities Act.

          I have examined and am familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion, including (i) the form of Registration Statement relating to the Offered Securities; (ii) the Indenture; (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iv) the By-Laws of the Company, as currently in effect; and (v) certain resolutions adopted to date by the Board of Directors of the Company (the "Board of Directors") relating to the registration of the Offered Securities.

          In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. I have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and that any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee.

          I am a member of the Bar in the State of New York and I do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware, to the extent referred to specifically herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.


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          Based upon and subject to the foregoing, I am of the opinion that:

          1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (iii) public policy considerations which may limit the rights of the parties to obtain further remedies, and (b) the waiver contained in Section 514 of the Indenture may be deemed unenforceable.

          2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended
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(including all necessary post-effective amendments), has become effective; (ii)
an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Delaware law (the "Certificate of Designation") in the form to be filed as an exhibit to the Registration Statement; any amendment thereto or any document incorporated by reference therein; (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Amended and Restated Certificate of Incorporation including the Certificate of Designation relating to the Offered Preferred Stock and the By-laws of the Company so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          3. With respect to any offering of Common Stock (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement
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with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Amended and Restated Certificate of Incorporation and By-laws of the Company so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

          I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. I also consent to the reference to me under the heading "Legal Opinions" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                               Very truly yours,

                               /s/ ANNE G. GILL, ESQ.